UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8‑K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 2, 2018

CHEROKEE INC.

(Exact name of registrant as specified in its charter)

Delaware	1‑18640	95‑4182437
(State or Other Jurisdiction of	(Commission	(I.R.S. Employer
Incorporation)	File Number)	Identification Number)

5990 Sepulveda Boulevard

Sherman Oaks, California 91411

(Address of Principal Executive Offices) (Zip Code)

(818) 908‑9868

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8‑K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a‑12 under the Exchange Act (17 CFR 240.14a‑12)

☐    Pre-commencement communications pursuant to Rule 14d‑2(b) under the Exchange Act (17 CFR 240.14d‑2(b))

☐    Pre-commencement communications pursuant to Rule 13e‑4(c) under the Exchange Act (17 CFR 240.13e‑4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b‑2 of the Securities Exchange Act of 1934 (17 CFR §240.12b‑2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.

(d) Director Appointment

Effective October 2, 2018, the Board of Directors (the “Board”) of Cherokee Inc. (the “Company”) appointed Dwight B. Mamanteo as a new director of the Company and as a member of the Nominating and Governance Committee of the Board.  In connection with Mr. Mamanteo’s appointment, acting pursuant to authority granted to it under the Company’s bylaws, the Board increased to total number of authorized directors from seven to eight. In accordance with that certain Exchange Agreement dated August 3, 2018 by and among the Company, Cove Street Capital, LLC, (“Cove Street”) and the other parties named therein (the “Exchange Agreement”), Cove Street designated Mr. Mamanteo to serve as a member of the Board.  As required by the Exchange Agreement, Mr. Mamanteo has agreed that he will resign from the Board if requested to do so by Cove Street. The Board has determined that Mr. Mamanteo qualifies as an independent director under applicable rules of the Nasdaq Stock Market.

Mr. Mamanteo is a portfolio manager at Wynnefield Capital, a private investment management firm where he has served since 2004.  Prior to joining Wynnefield Capital, Mr. Mamanteo worked in the field of technology for over 10 years in various positions for BEA Systems, VISA International, Ericsson, UNISYS, and as an independent consultant. He has served on a number of boards, including for GlyEco, Inc., a green chemistry company, and ARI Network Services, Inc., a provider of products and solutions serving the outdoor power, power sports, marine, RV and appliance markets. Mr. Mamanteo received an MBA from the Columbia University Graduate School of Business and a B. Eng. In Electrical Engineering from Concordia University (Montreal).

Mr. Mamanteo’s compensation for his services as a director will be consistent with the Company’s compensation arrangements for its other non-employee directors.  Additionally, the Company intends to enter into an indemnification agreement with Mr. Mamanteo in the same form as the indemnification agreements the Company has entered into with its other directors.  In general, these indemnification agreements provide, among other things, for the indemnification to the fullest extent permitted or required by applicable Delaware law, provided that an indemnitee shall not be entitled to indemnification in connection with any proceedings or claims initiated or brought voluntarily by the indemnitee and not by way of defense, subject to certain exceptions.

Other than the arrangements described above, there are no arrangements or understandings between Mr. Mamanteo and any other persons pursuant to which Mr. Mamanteo was selected as a director of the Company.  Mr. Mamanteo is not a party to any transaction that would require disclosure under Item 404(a) of Regulation S-K promulgated by the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHEROKEE INC.

October 4, 2018	By:	/s/ Steven L. Brink
Steven L. Brink
Chief Financial Officer

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